Exhibit 1.1

                        SIGNET STUDENT LOAN TRUST 1996-A

                                  $252,000,000

                FLOATING RATE CLASS A-1 ASSET BACKED NOTES, AND

                                  $161,439,000

                   FLOATING RATE CLASS A-2 ASSET BACKED NOTES

                          NOTE UNDERWRITING AGREEMENT

                               December 19, 1996


Credit Suisse First Boston Corporation
As Representative of the
several Underwriters
Eleven Madison Avenue
New York, NY  10010-3629

Dear Sirs:

                  1. Introductory. Signet Bank, a Virginia banking corporation ("Signet" or the "Seller"), proposes to cause Signet Student Loan Trust 1996-A (the "Trust") to issue and sell $252,000,000 principal amount of its Floating Rate Class A-1 Asset Backed Notes (the "Class A-1 Notes") and $161,439,000 principal amount of its Floating Rate Class A-2 Asset Backed Notes (the Class A-2 Notes and collectively with the Class A-1 Notes, the "Notes"). $189,000,000 principal amount of Class A-1 Notes and $121,439,000 principal amount of Class A-2 Notes (such Class A-1 Notes and Class A-2 Notes, the "Underwriter Notes") will be sold to the underwriters named in Schedule I hereto (the "Underwriters") for whom you (the "Representative") are acting as representative and $63,000,000 principal amount of Class A-1 Notes and $40,000,000 principal amount of Class A-2 Notes will be sold directly by Signet (the "Directly Offered Notes"). The assets of the Trust include, among other things, a pool of student loans (the "Initial Financed Student Loans") and certain monies due thereunder after November 1, 1996 (the "Cutoff Date"). Such Initial Financed Student Loans will be sold to the Eligible Lender Trustee (as defined below) on behalf of the Trust by the Seller pursuant to a sale agreement, dated as of November 1, 1996 (the "Loan Sale Agreement") among the Trust, the Seller and The First National Bank of Chicago, a national banking association, as eligible lender trustee (the "Eligible Lender Trustee").


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Under certain circumstances after the Closing Date (as defined below), the
Eligible Lender Trustee, acting on behalf of the Trust, may acquire additional student loans ("Additional Student Loans", together with the Initial Financed Student Loans, the "Financed Student Loans"). The Financed Student Loans are to be serviced by Signet as master servicer (the "Master Servicer") pursuant to a master servicing agreement, dated as of November 1, 1996 (the "Master Servicing Agreement"), among the Trust, the Master Servicer and the Eligible Lender Trustee. The Notes will be issued pursuant to an Indenture to be dated as of November 1, 1996 (as amended and supplemented from time to time, the "Indenture"), between the Trust and The Bank of New York, a New York banking corporation, as indenture trustee (the "Indenture Trustee"). The Certificates will be issued pursuant to a trust agreement to be dated as of November 1, 1996 (the "Trust Agreement"), among the Seller, as Depositor, Signet Student Loan Corporation, a Virginia corporation (the "Company"), and the Eligible Lender Trustee. An individual residing in Delaware will be appointed as a co-trustee under the Trust Agreement pursuant to a co-trustee agreement, dated as of November 1, 1996 (the "Co- Trustee Agreement"), between such individual and the Eligible Lender Trustee.

                  Simultaneously with the issuance and sale of the Notes as contemplated herein, the Trust will issue $14,996,000 principal amount of its Floating Rate Asset Backed Certificates (the "Certificates"). The Certificates will be sold pursuant to an underwriting agreement dated the date hereof (the "Certificate Underwriting Agreement") between the Seller and Credit Suisse First Boston Corporation. The Notes and the Certificates are hereinafter referred to collectively as the "Securities."

                  Capitalized terms used and not otherwise defined herein shall have the meanings given to them in Appendix A hereto.

                  2. Representations and Warranties of the Seller. (a) The Seller represents and warrants to and agrees with the several Underwriters that:

                         (i) The Seller meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration No. 33-94846) on such Form, including a related preliminary basic prospectus and a preliminary prospectus supplement, for the registration under the Act of the offering and sale of the Securities. The Seller may have filed one or more amendments thereto, each of which amendments has previously been furnished to the Representative. The Seller will next file with the Commission (i) prior to the effectiveness of such registration statement, an

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         amendment thereto (including the form of final basic prospectus and the form of final prospectus supplement relating to the Securities), (ii) after effectiveness of such registration statement, a final basic prospectus and a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b)(1) or (4) under the Act, or
         (iii) a final basic prospectus and a final prospectus supplement relating to the Securities in accordance with Rules 415 and 424(b)(2) or (5).

                  In the case of clauses (ii) and (iii), the Seller has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Notes and the offering thereof. As filed, such amendment and form of final prospectus supplement, or such final prospectus supplement, shall include all Rule 430A Information, together with all other such required information, with respect to the Notes and the offering thereof and, except to the extent that the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representative prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary basic prospectus and preliminary prospectus supplement, if any, that have previously been furnished to the Representative) as the Seller has advised the Representative, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

                  For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. Such registration statement, as amended at the Effective Time, including all information deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, and including the exhibits thereto and any material incorporated by reference therein, is hereinafter referred to as the "Registration Statement". "Basic Prospectus" shall mean any prospectus referred to above contained in the Registration Statement at the Effective Date, including any Preliminary Prospectus

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         Supplement. "Preliminary Prospectus Supplement" shall mean the preliminary prospectus supplement to the Basic Prospectus which describes the Notes and the offering thereof and is used prior to filing of the Prospectus. "Prospectus" shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus or, if no filing pursuant to Rule 424(b) is required, shall mean the prospectus supplement relating to the Notes, including the Basic Prospectus, included in the Registration Statement at the Effective Date. "Rule 430A Information" means information with respect to the Notes and the offering of the Securities permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulations under the Act. Any reference herein to the Registration Statement, a Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, such Preliminary Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Basic Prospectus, to any Preliminary Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

                        (ii) On the Effective Date and on the date of this Agreement, the Registration Statement did or will, and, when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined below), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations of the Commission thereunder (the "Rules and Regulations"); on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus (together with any supplement thereto) will not,

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         include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Seller makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Seller by any Underwriter through the Representative specifically for use in the Registration Statement or the Prospectus (or any supplement thereto).

                       (iii) The Seller's representations and warranties in the Loan Sale Agreement, the Administration Agreement and the Trust Agreement will be true and correct in all material respects as of the Closing Date and each such representation and warranty will be true and correct in all material respects on each date thereafter if and to the extent that on such date such representation and warranty is made again by the Seller pursuant to the terms of the related agreement.

                        (iv) This Agreement has been duly authorized, executed and delivered by the Seller. The execution, delivery and performance of this Agreement and the issuance and sale of the Notes and compliance with the terms and provisions hereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the properties of the Seller is subject which could reasonably be expected to have a material adverse effect on the transactions contemplated herein. The Seller has full power (corporate and other) and authority to cause the Trust to authorize, issue and sell the Notes, all as contemplated by this Agreement.

                         (v) Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Seller or any of its affiliates or an underwriter any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

                        (vi) All legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the

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         Registration Statement have been so described or filed as required.

                       (vii) The Seller's assignment and delivery of the Initial Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust as of the Closing Date and of the Additional Student Loans from time to time thereafter pursuant to the Loan Sale Agreement will vest in the Eligible Lender Trustee on behalf of the Trust all the Seller's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

                      (viii) The Trust's assignment of the Financed Student Loans to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

                  (b) The Seller hereby agrees with the Underwriters that, for all purposes of this Agreement, the only information furnished to the Seller by the Underwriters through the Representative specifically for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, are the statements with respect to stabilization on the second page of, and the statements under the caption "Underwriting" in, the preliminary prospectus and the Prospectus.

                  3. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to cause the Trust to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Trust, the respective principal amounts of the Class A-1 Notes set forth opposite the names of the Underwriters in Schedule I hereto at a purchase price of 99.65% of the principal amount thereof and the respective principal amounts of the Class A-2 Notes set forth opposite the names of the Underwriters in Schedule I hereto at a purchase price of 99.55% of the principal amount thereof.

                  The Seller will deliver the Underwriter Notes to the Representative for the respective accounts of the Underwriters, against payment of the purchase price to or upon the order of the Seller by wire transfer or check in Federal (same day) Funds, at the office of Brown & Wood LLP, One World Trade Center, New York, New York 10048-0557, at 10:00 a.m., New York time, on December 27, 1996, or at such other time not later than seven full business days thereafter as the Representative and the Seller

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determine, such time being herein referred to as the "Closing Date". The Notes to be so delivered will be initially represented by one or more Notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes will be available only under the limited circumstances specified in the Indenture.

                  4. Offering by the Underwriters. It is understood that, after the Registration Statement becomes effective, the several Underwriters propose to offer the Underwriter Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus. After the Notes are released for sale to the public, the Underwriters may vary from time to time the public offering price, selling concessions and reallowances to dealers that are members of the National Association of Securities Dealers, Inc. ("NASD") and other terms of sale hereunder and under such selling arrangements. Sales by Signet of the Directly Offered Notes shall be on the terms specified under the selling arrangements then in effect; provided, however, that any sales of Directly Offered Notes by Signet to the Underwriters shall be at a price equal to the public offering price less the selling concession then in effect and shall otherwise be subject to the same terms and conditions as apply to the sales to the Underwriters of the Underwriter Notes; and provided, further that any sales of Underwriter Notes by the Underwriters to Signet shall be at the public offering price then in effect. Without limiting the foregoing, all sales of directly Offered Notes by Signet shall comply with the rules of the NASD that would apply to such sales if Signet were a member of NASD. If the purchase and sale of the Underwriter Notes are consummated, the Underwriters covenant and agree to pay the Seller $100,000 plus an additional sum to be determined by the Underwriters and the Seller prior to the ninetieth day after the Closing Date as partial reimbursement for the expenses of the Seller.

                  5. Covenants of the Seller. The Seller covenants and agrees with the several Underwriters that:

                  (a) The Seller will use its best efforts to cause the Registration Statement, and any amendment thereto, if not effective at the Execution Time, to become effective. Prior to the termination of the offering of the Notes, the Seller will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Seller has furnished the Representative a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required

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under Rule 424(b), the Seller will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing.

                  (b) The Seller will advise the Representative promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the consent of the Representative prior to the Closing Date, and thereafter will not effect any such amendment or supplementation (other than an amendment or supplementation which provides solely for the issuance by another trust of other series of securities) to which the Representative reasonably objects; the Seller will also advise the Representative promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information (other than an amendment or supplementation which provides solely for the issuance by another trust of other series of securities); and the Seller will also advise the Representative promptly of the effectiveness of the Registration Statement and of any amendment or supplement to the Registration Statement or the Prospectus (other than an amendment or supplementation which provides solely for the issuance by another trust of other series of securities) and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose and the Seller will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

                  (c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act, the Seller promptly will prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement which will correct such statement or omission, or an amendment or supplement which will effect such compliance. Neither the consent of the Representative to, nor the delivery of the several Underwriters of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.


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                  (d) As soon as practicable, but not later than the
Availability Date (as defined below), the Seller will cause the Trust to make generally available to Noteholders an earnings statement of the Trust covering a period of at least twelve months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the applicable Rules and Regulations thereunder. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the original effective date of the Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Trust's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

                  (e) The Seller will furnish to the Representative copies of the Registration Statement (at least one of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative reasonably requests.

                  (f) The Seller will assist you in arranging for the qualification of the Notes for sale under the laws of such states as the several Underwriters may reasonably require and will continue to assist you in maintaining such qualifications in effect so long as required for the distribution; provided, however, that neither the Seller nor the Trust shall be required to qualify to do business in any jurisdiction in which it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is not now subject to service of process.

                  (g) For a period from the date of this Agreement until the retirement of the Notes, or until such time as the several Underwriters shall cease to maintain a secondary market in the Notes, whichever occurs first, the Seller will deliver to the Representative the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Indenture Trustee or the Eligible Lender Trustee pursuant to the Master Servicing Agreement, as soon as practicable after such statements and reports are furnished to the Indenture Trustee or the Eligible Lender Trustee.

                  (h) So long as any of the Notes are outstanding, the Seller will furnish to the Representative (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Noteholders or filed with the Commission on behalf of the Trust pursuant to the Exchange Act, or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Seller's student

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lending business or the transaction contemplated hereby as the Representative may reasonably request.

                  (i) On or before the Closing Date, the Seller shall mark its accounting and other records, if any, relating to the Initial Financed Student Loans and shall cause the Master Servicer to mark the computer records of the Master Servicer relating to the Initial Financed Student Loans to show the absolute ownership by the Eligible Lender Trustee on behalf of the Trust of the Initial Financed Student Loans, and from and after the Closing Date the Seller will take, and cause the Master Servicer to take, such actions with regard to any Additional Student Loans at the time of the conveyance thereof to the Trust and neither the Seller nor the Master Servicer shall take any action inconsistent with the ownership by the Eligible Lender Trustee on behalf of the Trust of the Financed Student Loans, other than as permitted by the Loan Sale Agreement or the Master Servicing Agreement.

                  (j) To the extent, if any, that the rating provided with respect to the Notes by the rating agency or agencies that initially rate the Notes is conditional upon the furnishing of documents or the taking of any other actions by the Seller agreed upon on or prior to the Closing Date, the Seller shall furnish or shall cause to be furnished such documents and take any such other actions. A copy of any such document shall be provided to the Representative at the time it is delivered to the rating agencies.

                  (k) For the period beginning on the date of this Agreement and ending on the later of the Closing Date and the termination of the underwriting syndicate for the Notes, none of the Seller and any trust originated, directly or indirectly, by the Seller will, without the prior written consent of the Representative, offer to sell or sell notes (other than the Notes) collateralized by, or certificates (other than the Certificates) evidencing an ownership interest in, student loans; provided, however, that this shall not be construed to prevent the sale of student loans by the Seller.

                  (l) The Seller will apply the net proceeds of the offering and the sale of the Notes and the Certificates that it receives in the manner set forth in the Prospectus under the caption "Use of Proceeds".

                  (m) The Seller will pay all expenses incident to the performance of its obligations under this Agreement, including fees and expenses relating to (i) the printing and filing of the documents (including the Registration Statement and Prospectus), (ii) the preparation, issuance and delivery of the Notes to the Representative, (iii) the fees and disbursements of the Seller's counsel and accountants, (iv) the qualification of the Notes

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under securities laws in accordance with the provisions of Section 5(f), including filing fees and the fees and disbursements of counsel for the Representative in connection therewith and in connection with the preparation of any blue sky or legal investment survey, if any is requested, (v) the printing and delivery to the Representative of copies of the Registration Statement as originally filed and of each amendment thereto, (vi) the printing and delivery to the Representative of copies of any blue sky or legal investment survey prepared in connection with the Notes, (vii) any fees charged by rating agencies for the rating of the Notes and (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. It is understood that, except as otherwise specifically provided herein, the Underwriters will pay all of their own costs and expenses (including the fees and disbursements of Brown & Wood LLP, transfer taxes on resale of the Notes by them and any advertising expenses incurred by them).

                  6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of the Seller herein, to the accuracy of the written statements of officers of the Seller made pursuant to the provisions of this Section, to the performance by the Seller of its obligations hereunder and to the following additional conditions precedent:

                  (a) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 6:00 p.m. New York City time on the date of this Agreement or such later time or date as shall have been consented to by the Representative.

                  (b) If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus and any supplements thereto shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or the Representative, shall be contemplated by the Commission.

                  (c) On or prior to the Closing Date, the Representative shall have received a letter dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, from KPMG Peat Marwick with respect to certain agreed-upon procedures, substantially in the form of the drafts to which the Representative has previously agreed and otherwise in form and substance reasonably satisfactory to the Representative and its counsel.


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                  (d) Subsequent to the execution and delivery of this
Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Seller, the Master Servicer or the Company which, in the reasonable judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; (ii) any downgrading in the rating of any debt securities of the Seller or the Master Servicer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Seller or the Master Servicer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) which in the reasonable judgment of the Representative materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iv) any suspension of trading of any securities of the Seller or the Master Servicer on any exchange or in the over-the-counter market; (v) any banking moratorium declared by Federal or New York authorities; or (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes.

                  (e) The Representative shall have received an opinion of Winston & Strawn, special Illinois counsel to Signet Bank, dated the Closing Date, in such form as is satisfactory in form and substance to the Representative and its counsel.

                  (f) The Representative shall have received an opinion of McGuire, Woods, Battle & Boothe, L.L.P., counsel to the Seller and the Trust, dated the Closing Date, in the form attached hereto as Exhibit B, or as is otherwise satisfactory in form and substance to the Representative and its counsel.

                  (g) The Representative shall have received an opinion addressed to the several Underwriters of McGuire, Woods, Battle & Boothe, L.L.P., in its capacity as counsel for the Seller and the Trust, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, to the effect that the statements in the Prospectus under the headings "Federal Income Tax Consequences" and "State Tax Consequences" and in the Prospectus Supplement under the heading "Federal Income Tax and

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State Tax Consequences" to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Notes under federal and Maryland law.

                  (h) The Representative shall have received an opinion addressed to the several Underwriters of McGuire, Woods, Battle & Boothe, L.L.P., as counsel for the Seller, the Company and the Trust, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, concerning (i) the sale of or security interest in the Financed Student Loans conveyed by the Seller to the Trust and (ii) the nonconsolidation of the Company with the Seller and the Company with its parent, Signet Banking Corporation in the event of a bankruptcy or insolvency of the Seller or Signet Banking Corporation, respectively.

                  (i) The Representative shall have received an opinion of Richards, Layton & Finger, special Delaware counsel for the Trust, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, to the effect that:

                         (i) The Trust Agreement constitutes the valid and binding obligation of the Eligible Lender Trustee, the Delaware Trustee, the Depositor and the Company, enforceable against the Eligible Lender Trustee, the Delaware Trustee, the Depositor and the Company, in accordance with its terms subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

                        (ii) The Trust has been duly formed and is validly existing as a business trust under the Business Trust Statute. The Trust Agreement authorizes the Trust to execute and deliver the Trust Agreement, the Indenture, the Master Servicing Agreement, the Loan Sale Agreement and the Administration Agreement to issue the Certificates and the Notes and to grant the Trust Estate to the Indenture Trustee as security for the Notes.

                       (iii) Assuming that the Certificates have been duly executed and issued by the Trust and duly authenticated by the Eligible Lender Trustee in accordance with the Trust Agreement and delivered to and paid for by the purchaser thereof pursuant to the Certificate Underwriting Agreement, the Certificates have been validly issued and are entitled to the benefits of the Trust Agreement.

                        (iv) Except for the timely filing in the future of continuation statements with respect to the financing statements, no other filing is required in the State of Delaware in order to make effective the lien of the Indenture. Insofar as Article 9 of the Delaware Uniform Commercial Code, 6 Del. C. ss.9-101 et seq. (the "UCC"), applies (without regard to conflict of laws principles) and assuming that the security interest in that portion of the Collateral that consists of general intangibles and accounts, as defined under the UCC, has been duly created and has attached, the Indenture Trustee has a perfected security interest in such general intangibles and accounts and the proceeds thereof and, assuming that the UCC search accurately lists all of the financing statements filed naming the Trust as debtor and describing any portion of the Collateral consisting of such general intangibles and accounts and the proceeds thereof, such security interest of the Indenture Trustee will be prior to the security interest of all other creditors of the Trust whose security interests are perfected solely by filing UCC financing statements in the State of Delaware, excluding purchase money security interests under ss.9-312 of the UCC and temporarily perfected security interests in proceeds under ss. 9-306 of the UCC.

                         (v) Under ss.3805(b) of the Business Trust Statute, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

                        (vi) Under ss. 3805(c) of the Business Trust Statute, and assuming that the Loan Sale Agreement conveys good title to the Initial Financed Student Loans to the Trust as a true sale and not as a security arrangement, the Trust rather than the Certificateholders is the owner of the Initial Financed Student Loans.

                       (vii) The Delaware Trustee is not required to hold legal title to the Trust Estate in order for the Trust to qualify as a business trust under the Act.

                      (viii) The execution and delivery by the Eligible Lender Trustee or the Delaware Trustee of the Trust Agreement and, on behalf of the Trust, of the Trust Agreement, the Indenture, the Master Servicing Agreement, the Loan Sale Agreement and the Administration Agreement do not require any consent, approval or authorization of, or any registration of filing with, any governmental authority of the State of Delaware, except for the filing of the Certificate of Trust with the Secretary of State.

                        (ix) Neither the consummation by the Eligible Lender Trustee or the Delaware Trustee of the transactions contemplated in the Trust Agreement or, on behalf of the Trust, the transactions contemplated in the Trust Agreement, the Indenture, the Master Servicing Agreement, the Loan Sale Agreement and the Administration Agreement nor the fulfillment of the terms thereof by the Eligible Lender Trustee or the Delaware Trustee will conflict with or result in a breach or violation of any law of the State of Delaware.

                  (j) The Representative shall have received an opinion of The Law Department of The First National Bank of Chicago, counsel to the Eligible Lender Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

                         (i) The Eligible Lender Trustee is a national banking association duly organized and validly existing under the laws of the United States.

                        (ii) The Eligible Lender Trustee has the full corporate trust power to accept the office of eligible lender trustee under the Trust Agreement and to enter into and perform its obligations under the Trust Agreement, the Master Servicing Agreement, the Loan Sale Agreement and the Co-Trustee Agreement and, on behalf of the Trust, under the Indenture, the Master Servicing Agreement, the Loan Sale Agreement, the Administration Agreement and the Guarantee Agreements.

                       (iii) The execution and delivery of the Trust Agreement, the Master Servicing Agreement, the Loan Sale Agreement and the Co-Trustee Agreement by the Eligible Lender Trustee and the Indenture, the Master Servicing Agreement, the Loan Sale Agreement, the Administration Agreement and the Guarantee Agreements by the Eligible Lender Trustee on behalf of the Trust, and the performance by the Eligible Lender Trustee of its obligations under the Trust Agreement, the Master Servicing Agreement, the Loan Sale Agreement and the Co-Trustee Agreement, as well as the performance by the Eligible Lender Trustee of its obligations on behalf of the Trust under the Indenture, the Master Servicing Agreement, the Loan Sale Agreement, the Administration Agreement and the Guarantee Agreements have been duly authorized by all necessary action of the Eligible Lender Trustee and each has been duly executed and delivered by the Eligible Lender Trustee.

                        (iv) The Trust Agreement, the Master Servicing Agreement, the Loan Sale Agreement and the Co-Trustee

         Agreement constitute valid and binding obligations of the Eligible Lender Trustee enforceable against the Eligible Lender Trustee in accordance with their terms, and the Indenture, the Master Servicing Agreement, the Loan Sale Agreement, the Administration Agreement and the Guarantee Agreements constitute the valid and binding obligations of the Trust enforceable against the Trust in accordance with their terms, except as the enforceability thereof may be (a) limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the rights of creditors generally, and (b) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                         (v) The execution and delivery by the Eligible Lender Trustee of the Trust Agreement, the Master Servicing Agreement, the Loan Sale Agreement and the Co-Trustee Agreement and by the Eligible Lender Trustee on behalf of the Trust of the Indenture, the Master Servicing Agreement, the Loan Sale Agreement, the Administration Agreement and the Guarantee Agreements do not require any consent, approval or authorization of, or any registration or filing with, any applicable governmental authority which has not been obtained or done.

                        (vi) Each of the Certificates has been duly executed and delivered by the Eligible Lender Trustee, as eligible lender trustee and authenticating agent. Each of the Notes has been duly executed and delivered by the Eligible Lender Trustee on behalf of the Trust.

                       (vii) Neither the consummation by the Eligible Lender Trustee of the transactions contemplated in the Trust Agreement, the Master Servicing Agreement, the Loan Sale Agreement or the Co-Trustee Agreement, the consummation by the Trust of the transactions contemplated in the Indenture or the Administration Agreement nor the fulfillment of the terms thereof by the Eligible Lender Trustee or the Trust, as the case may be, will conflict with, result in a breach or violation of, or constitute a default under any law or the Articles of Association, By-Laws or other organizational documents of the Eligible Lender Trustee or the terms of any indenture or other agreement or instrument known to such counsel and to which the Eligible Lender Trustee or any of its subsidiaries is a party or is bound or any judgment, order or decree known to us to be applicable to the Eligible Lender Trustee or any of its subsidiaries, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Eligible Lender Trustee or any of its subsidiaries.

                      (viii) There are no actions, suits or proceedings pending or, to the best of such counsel's knowledge after due inquiry, threatened against the Eligible Lender Trustee (as eligible lender trustee under the Trust Agreement or in its individual capacity) before or by any governmental authority that might materially and adversely affect the performance by the Eligible Lender Trustee of its obligations under, or the validity or enforceability of, the Trust Agreement, the Master Servicing Agreement, the Loan Sale Agreement or the Co-Trustee Agreement.

                        (ix) The execution, delivery and performance by the Eligible Lender Trustee of the Trust Agreement, the Master Servicing Agreement, the Loan Sale Agreement and the Co-Trustee Agreement, and the execution, delivery and performance by the Eligible Lender Trustee on behalf of the Trust of the Indenture, the Master Servicing Agreement, the Loan Sale Agreement, the Administration Agreement and any Guarantee Agreement will not subject any of the property or assets of the Trust, or any portion thereof, to any liens created by or arising under the Eligible Lender Trustee that are unrelated to the transactions contemplated in such agreements.

                  (k) The Representative shall have received an opinion of Emmet, Marvin & Martin, counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

                    (i) The Indenture Trustee is a banking corporation validly existing under the laws of the State of New York.

                   (ii) The Indenture Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Indenture and the Administration Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of the Indenture and the Administration Agreement.

                  (iii) Each of the Indenture and the Administration Agreement has been duly executed and delivered by the Indenture Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Indenture Trustee in accordance with its respective terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws applicable to banking corporations affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                   (iv) The Notes have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

                    (l) The Representative shall have received an opinion of counsel acceptable to it of each of Texas Guaranteed Student Loan Corporation, United Student Aid Funds and Educational Credit Management Corporation (each a "Guarantor"), each dated the Closing Date, and satisfactory in form and substance to the Representative and its counsel, to the effect that:

                         (i) The Guarantor has been duly incorporated and is validly existing as a non-profit corporation in good standing under the laws of the State of its incorporation with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Guarantee Agreement (and the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to the Guarantor's obligations under such Guarantee Agreement), and had at all relevant times, and now has, the power, authority and legal right to guarantee the Financed Student Loans covered by such Guarantee Agreement and to receive, subject to compliance with all applicable conditions, restrictions and limitations of the Higher Education Act and any rules, regulations and interpretations thereunder, reinsurance payments from the Department with respect to claims paid by it on such Financed Student Loans.

                        (ii) The Guarantor is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render the Guarantor's obligation under the Guarantee Agreement to guarantee the Financed Student Loans covered thereby unenforceable by or on behalf of the Trust.

                       (iii) The Guarantee Agreement (and the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to the Guarantor's obligations under such Guarantee Agreement) have been duly authorized, executed and delivered by the Guarantor and are the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with their terms, except that (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                        (iv) Neither the execution and delivery by the Guarantor of the Guarantee Agreement, nor the consummation by the Guarantor of the transactions contemplated therein nor the fulfillment of the terms thereof by the Guarantor will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any terms or provision of the charter or by-laws of the Guarantor or of any indenture or other agreement or instrument to which the Guarantor is a party or by which the Guarantor is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to the Guarantor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Guarantor.

                         (v) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened against the Guarantor before or by any governmental authority that might materially and adversely affect the performance by the Guarantor of its obligations under, or the validity or enforceability of, the Guarantee Agreement.

                        (vi) The Guarantor is a "guarantor" covered by the provisions of Section 432(o) of the Higher Education Act.

                    (m) The Representative shall have received an opinion addressed to the several Underwriters of Brown & Wood LLP, in its capacity as special counsel to the several Underwriters, dated the Closing Date, with respect to the validity of the Notes and the Certificates and such other related matters as the Representative shall reasonably require and the Seller shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                    (n) The Representative shall have received an opinion of Dean, Blakey & Moskowitz, special student loan counsel to the several Underwriters, or in the case of (iii) below, special student loan counsel to the Seller and the Eligible Lender Trustee, dated the Closing Date, and satisfactory in form and substance to the Representative and its counsel, to the effect that:

                         (i) The Basic Documents, and the transactions contemplated by the Basic Documents, conform in all material respects to the applicable requirements of the Higher Education Act, and that, upon the due authorization, execution and delivery of the Basic Documents and the consummation of such transactions, the Financed Student Loans, legal title to which will be held by the Eligible Lender Trustee on behalf of the Trust, will qualify, subject to compliance with all applicable origination and servicing requirements with respect thereto, to receive all applicable federal assistance payments, including federal reinsurance and federal interest subsidies and special allowance payments, with respect thereto.

                        (ii) To the extent that the statements in the Prospectus purport to summarize or describe provisions of the Higher Education Act, or constitute statements of matters of law or legal conclusions with respect to the Higher Education Act, such statements have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of Certificates under the Higher Education Act.

                       (iii) Such counsel has examined the Registration Statement and the Prospectus, and nothing has come to such counsel's attention that would lead such counsel to believe that, solely with respect to the Higher Education Act and the student loan business, the Registration Statement or the Prospectus or any amendment or supplement thereto as of the respective dates thereof or on the Closing Date contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading.

                        (iv) Each of the Seller and the Eligible Lender Trustee is an "eligible lender" as such term is defined in Section 435(d) of the Higher Education Act for purposes of holding legal title to the Financed Student Loans.

                         (v) Each Guarantor is a private non-profit Family Federal Education Loan Program ("FFELP") guaranty agency (a "Guaranty Agency") covered by the provisions of Section 432(o) of the Higher Education Act. In the event that the United States Secretary of Education (the "Secretary") determines that a Guaranty Agency is unable to meet its insurance obligations under Title IV-B of the Higher Education Act of 1965, as amended (the "Act"), the Secretary is required by Section 432(o) of the Act to pay otherwise valid insurance claims submitted directly to the Secretary by FFELP lenders on loans insured by such Guaranty Agency in the full amount of the Guaranty Agency's insurance obligation thereon and in accordance with insurance requirements no more stringent than those of the Guaranty Agency.

                        (vi) A security interest in the Financed Student Loans may, pursuant to the provisions of 20 U.S.C. ss. 1047- 2(d)(3) be perfected in the manner provided in the Uniform Commercial Code for perfection of a security interest in accounts.

                    (o) The Representative shall have received certificates dated the Closing Date of any two of the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Secretary, the Assistant Secretary, the principal financial officer or the principal accounting officer of each of the Seller and the Master Servicer in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of the Seller or the Master Servicer, as the case may be, contained in the Trust Agreement, the Loan Sale Agreement, the Administration Agreement and the Master Servicing Agreement, as applicable, are true and correct in all material respects, that each of the Seller and the Master Servicer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, in the case of the certificate from the Seller only, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and (ii) since December 31, 1995, except as may be disclosed in the Prospectus or in such certificate, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Trust, the Company, the Seller or the Master Servicer, as applicable, has occurred.

                    (p) The Representative shall have received evidence satisfactory to it that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the States of Delaware, Maryland and Illinois and the State Corporation Commission of the Commonwealth of Virginia reflecting the transfer of the interest of the Seller in the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust and the proceeds thereof to the Trust and the grant of the security interest by the Trust in the Financed Student Loans and the proceeds thereof to the Indenture Trustee.

                    (q) The Representative shall have received a certificate, dated the Closing Date, from a responsible officer acceptable to it of each Guarantor, to the effect that such officer has reviewed the Prospectus Supplement and that the information therein regarding the Guarantor is fair and accurate in all material respects.

                    (r) Each of the Class A-1 Notes and the Class A-2 Notes shall be rated "AAA" by Fitch Investors Service, L.P., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, and no rating agency shall have placed either of the Class A-1 Notes or the Class A-2 Notes under surveillance or review with possible negative implications.

                    (s) On the Closing Date, $14,996,000 aggregate principal amount of the Certificates shall have been issued and sold.

              The Seller will provide or cause to be provided to the Representative such conformed copies of such of the foregoing opinions, certificates, letters and documents as the Representative reasonably requests.

                     7. Indemnification and Contribution. (a) The Seller will indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the preliminary Basic Prospectus, Preliminary Prospectus Supplement (if any), the Basic Prospectus, or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Seller will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Seller by any Underwriter specifically for use therein, provided, further, that the foregoing indemnity agreement is subject to the condition that insofar as it relates to any untrue statement, alleged untrue statement or omission made in any Preliminary Prospectus but eliminated or remedied in the Prospectus, such indemnity shall not inure to the benefit of any Underwriter from whom a person asserting any loss, claim, damage or liability purchased Notes which are the subject thereof, if a copy of the Prospectus was furnished to such Underwriter and such Prospectus was required by the Act to be sent or given to such person with or prior to the written confirmation of sale of such Notes to such person.

                    (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Seller against any losses, claims, damages or liabilities to which the Seller may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the preliminary Basic Prospectus, Preliminary Prospectus Supplement (if any), Basic Prospectus, or the Prospectus or any amendment or supplement thereto or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to such Underwriter and furnished to the Seller by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Seller in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

                    (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of the counsel appointed by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for fees and expenses for more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or related actions in the same jurisdiction arising out of the same general allegations or circumstances unless any such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to or in conflict with those available to the other indemnified parties and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                    (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Seller on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) of the Notes received by the Seller bear to the total underwriting discounts and commissions applicable to the Notes received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discount or commission applicable to the Notes underwritten by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Underwriters to contribute are several in proportion to their respective underwriting obligations and are not joint.

                    (e) The obligations of the Seller under this Section shall be in addition to any liability which the Seller may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller, to each officer of the Seller who has signed the Registration Statement and to each person, if any, who controls the Seller within the meaning of the Act.

                     8. Default of Underwriters. If any Underwriter participating in the offering of Notes defaults in its obligation to purchase Notes hereunder and the aggregate principal amount of such Notes which such defaulting Underwriter agreed, but failed, to purchase does not exceed 10% of the total principal amount of the Underwriter Notes, you may make arrangements satisfactory to the Seller for the purchase of such Notes by other persons, but if no such arrangements are made within a period of 36 hours after the Closing Date, the non-defaulting Underwriter shall be obligated, in proportion to its respective total commitment hereunder, to purchase the Notes which such defaulting Underwriter agreed but failed to purchase. If any Underwriter so defaults and the aggregate principal amount of Notes with respect to which such default occurs is more than 10% of the total principal amount of the Underwriter Notes and arrangements satisfactory to you and the Seller for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Underwriter or the Seller, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for any Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

                     9. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Seller or its officers and of the several Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Seller submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, the Seller or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriters is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed by the Seller pursuant to Section 5 and the respective obligations of the Seller and the Underwriters pursuant to Section 7 shall remain in effect. If for any reason the purchase of the Notes by the Underwriters is not consummated (other than because of a failure to satisfy the conditions set forth in items (iii), (v) and
(vi) of Section 6(d)), the Seller will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

                    10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at Park Avenue Plaza, New York, N.Y. 10055,
Attention: Investment Banking--Transactions Advisory Group; if sent to the Seller, will be mailed, delivered or telegraphed, and confirmed to it at Signet Bank, 7 North 8th Street, Richmond, Virginia 23219, Attention: Treasurer; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter. Any such notice will take effect at the time of receipt.

                    11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligations hereunder.

                    12. Representation of Underwriters. The Representative shall act for the several Underwriters in connection with this financing, and any action taken by the Representative will be binding upon all the Underwriters.

                    13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                    14. Applicable Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

              If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Seller and the several Underwriters in accordance with its terms.

                                             Very truly yours,

                                             SIGNET BANK

                                             By: /s/ SUZANNE BACHMAN
                                                 ___________________________
                                                 Name: Suzanne Bachman
                                                 Title: Senior Vice President

The foregoing Note
Underwriting Agreement is
hereby confirmed and
accepted as of the date
first written above.

CREDIT SUISSE FIRST BOSTON CORPORATION

By: /s/ NITA CHERRY
   _______________________
   Name: Nita Cherry
   Title: Director


Acting on behalf of itself and as
Representative of the several Underwriters

                                                                     SCHEDULE I


                               Principal Amount of     Principal Amount of
Underwriter                      Class A-1 Notes         Class A-2 Notes
--------------------------------------------------------------------------
Credit Suisse First Boston        $ 94,500,000             $ 60,939,000
Corporation

Goldman, Sachs & Co.              $ 94,500,000             $ 60,500,000

         Total                    $189,000,000             $121,439,000

                                                                     APPENDIX A

                  [See Appendix A to Administration Agreement]

                                                                      EXHIBIT A



                          [Letterhead of Signet Bank]



                                                            [          ], 1996


CS First Boston Corporation
Park Avenue Plaza
New York, New York  10055
[other Underwriters]

Re:      FLOATING RATE ASSET BACKED NOTES
         AND FLOATING RATE ASSET BACKED CERTIFICATES


Gentlemen:

         I am the General Counsel of Signet Bank (the "Seller") and have acted as counsel to the Seller in connection with the issuance and sale by Signet Student Loan Trust 1996-A (the "Trust") of (i) $[ ] principal amount of its Floating Rate Class A-1 Asset Backed Notes and $[ ] principal amount of its Floating Rate Class A-2 Asset Backed Notes (collectively, the "Notes") pursuant to the Note Underwriting Agreement dated [ ], 1996 between the Seller and the Underwriters named therein (the "Note Underwriting Agreement") and (ii) Floating Rate Asset Backed Certificates in the aggregate principal amount of $[ ] (the "Certificates") pursuant to the Certificate Underwriting Agreement dated [ ], 1996 between the Seller and the Underwriters named therein (the "Certificate Underwriting Agreement" and, together with the Note Underwriting Agreement, the "Underwriting Agreements"). Except as otherwise indicated herein, capitalized terms are defined as set forth in the Underwriting Agreements. As used herein,
(i) "Principal Documents" shall mean, collectively, the Trust Agreement, the Loan Sale Agreement, the Administration Agreement and the Master Servicing Agreement.

         Based upon and subject to the limitations and qualifications set forth below, I am of the opinion that:

         (1) The Seller has been duly organized and is validly existing as a banking corporation in good standing under the laws of the Commonwealth of Virginia, with full power (corporate and other) and authority to own its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under the Underwriting Agreements and the Principal Documents, and had, at all relevant times and now has the corporate power and authority, and legal right, to acquire, own, sell and service the Initial Financed Student Loans and any Additional Student Loans consistent with all applicable conditions, restrictions and limitations of the Higher Education Act.

         (2) The Seller has executed and delivered the written order to the Eligible Lender Trustee to authenticate the Certificates and such action has been duly authorized by the Seller. When the Certificates have been duly executed, authenticated, and delivered in accordance with the Trust Agreement and the Certificates have been delivered and paid for pursuant to the Certificate Underwriting Agreement, the Certificates will be validly issued and entitled to the benefits of the Trust Agreement, subject, as to the enforceability thereof, to bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and by the application of general principles of equity.

         (3) The Seller has executed and delivered the written order to the Eligible Lender Trustee to execute and deliver the Issuer Order to the Indenture Trustee and such action has been duly authorized by the Seller. When the Notes have been duly executed, delivered, and authenticated in accordance with the Indenture and delivered and paid for pursuant to the Note Underwriting Agreement, the Notes will be validly issued and entitled to the benefits of the Indenture, subject, as to the enforceability thereof, to bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and by the application of general principles of equity.

         (4) The Seller has duly authorized, executed, and delivered the Underwriting Agreements and the Principal Documents and such Principal Documents are legal, valid and binding obligations of the Seller, enforceable against the Seller, subject, as to the enforceability thereof, to bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and to the application of general principles of equity.

         (5) Neither the transfer of the Initial Financed Student Loans or the Additional Student Loans by the Seller to the Eligible Lender Trustee on behalf of the Trust, nor the assignment by the Seller of the Trust Estate to the Trust, nor the grant by the Trust of the security interest in the Collateral to the Indenture Trustee pursuant to the Indenture, nor the execution and delivery by the Seller of the Underwriting Agreements and the Principal Documents, nor the consummation of the transactions contemplated by the Underwriting Agreements or the Principal Documents nor the performance by the Seller of its obligations thereunder will (i) violate the Articles of Incorporation and by-laws, as amended, of the Seller, (ii) breach, or result in a default under or acceleration of, any existing obligation of the Seller in any indenture, agreement, or instrument known to me, after due inquiry and reasonable investigation, which breach or default would reasonably be expected to have a material adverse effect on the condition of the Seller, financial or otherwise, or adversely affect the transactions contemplated by the Principal Documents, (iii) violate or contravene the terms of any court order, or (iv) violate applicable provisions of statutory law or regulation.

         (6) There are no actions, proceedings or investigations pending against the Seller or, to my knowledge, threatened against the Seller before any court, administrative agency, or tribunal (i) asserting the invalidity of the Trust or any of the Underwriting Agreements or Principal Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by any of the Underwriting Agreements or the Principal Documents or the execution and delivery thereof, or (iii) that could reasonably be expected to materially and adversely affect the enforceability of the Underwriting Agreements or Principal Documents against the Seller or the ability of the Seller to perform its obligations thereunder.

         (7) No consent, approval, authorization, or order of, or filing with, any court or governmental agency or body is required of the Seller for the consummation of the transactions contemplated in the Underwriting Agreements or Principal Documents, except such consents, approvals, authorizations, or orders as have been obtained or such filings as have been made.

         (8) Nothing has come to our attention that would lead us to believe that the representations and warranties of the Seller contained in the Principal Documents are other than as stated therein.

         (9) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with full power (corporate and other) and authority to own its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under the Trust Agreement.

         (10) The Company has duly authorized, executed, and delivered the Trust Agreement and the Trust Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company, subject, as to the enforceability thereof, to bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and by the application of general principles of equity.

         (11) Neither the execution and delivery by the Company of the Trust Agreement, nor the consummation of the transactions contemplated thereby nor the performance by the Company of its obligations thereunder will (i) violate the Articles of Incorporation and by-laws, as amended, of the Company, (ii) breach, or result in a default under or acceleration of, any existing obligation of the Company in any indenture, agreement, or instrument known to me, after due inquiry and reasonable investigation, which breach or default would reasonably be expected to have a material adverse effect on the condition of the Company, financial or otherwise, or adversely affect the transactions contemplated by the Principal Documents, (iii) violate or contravene the terms of any court order, or (iv) violate applicable provisions of statutory law or regulation.

         (12) There are no actions, proceedings or investigations pending against the Company or, to my knowledge, threatened against the Company before any court, administrative agency, or tribunal (i) asserting the invalidity of the Trust Agreement or any of the other Principal Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by any of the Underwriting Agreements or the Principal Documents or the execution and delivery thereof, or (iii) that could reasonably be expected to materially and adversely affect the enforceability of the Trust Agreement against the Company or the ability of the Company to perform its obligations thereunder.

         (13) No consent, approval, authorization, or order of, or filing with, any court or governmental agency or body is required of the Company for the consummation of the transactions contemplated in the Trust Agreement, except such consents, approvals, authorizations, or orders as have been obtained or such filings as have been made.

         (14) There are no legal or governmental proceedings pending or threatened against the Seller, the Company or the Master Servicer that are required to be disclosed in the Registration Statement, other than those disclosed therein.

         (15) There are no contracts, indentures, mortgages, loan agreements, notes, leases, or other instruments to which the Seller, the Company or the Master Servicer is a party that are required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to or filed or incorporated by reference as exhibits thereto.

         For purposes of this opinion, I have assumed that (i) the Underwriting Agreements and the Principal Documents have been duly executed and delivered by all parties thereto (other than the Seller and the Company) and are valid and binding upon and enforceable against such parties, subject, as to the enforceability thereof, to bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and by the application of general principles of equity.

         The opinions expressed herein are limited to matters of Federal law and the laws of the Commonwealth of Virginia, without giving effect to principles of conflicts of laws.

         This opinion is rendered solely to the addressee hereof, for its use in connection with the transactions contemplated by the Underwriting Agreements and Principal Documents and may not be relied upon for any other purpose or by any other person.


                                            Very truly yours,


                                            -----------------------------------
                                            [               ]
                                            General Counsel

                                                                     EXHIBIT B





            [Letterhead of McGuire, Woods, Battle & Boothe, L.L.P.]

                               [          ], 1996



CS First Boston Corporation
Park Avenue Plaza
New York, New York  10055
[other Underwriters]

                    Re:    Floating Rate Asset Backed Notes
                           and Floating Rate Asset Backed
                           Certificates

Gentlemen:

         We have acted as counsel to Signet Bank (the "Seller") and Signet Student Loan Trust 1996-A (the "Trust") in connection with the issuance by the Trust of the Floating Rate Class A-1 Asset Backed Notes in the aggregate principal amount of $_______ and the Floating Rate Class A-2 Asset Backed Notes in the aggregate principal amount of $________ (collectively, the "Notes") and the Floating Rate Asset Backed Certificates in the aggregate principal amount of $____________. This opinion letter is furnished to you pursuant to Section 6(f) of the Note Underwriting Agreement (the "Note Underwriting Agreement") dated
[            ], 1996 between the Seller and the Underwriters named therein and
Section 6(f) of the Certificate Underwriting Agreement (the "Certificate
Underwriting Agreement") dated [             ], 1996 between the Seller and the
Underwriters named therein. Except as otherwise indicated herein, capitalized terms used in this opinion letter are defined as set forth in the Underwriting Agreements.

         We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion letter, and based thereupon and subject to the foregoing, we are of the opinion that:

                    (1) The Indenture creates a valid security interest in the Financed Student Loans, including all moneys paid thereunder on or after the Cutoff Date, in favor of the Indenture Trustee, as trustee for the benefit of the Noteholders, that has been duly perfected by the filing of financing statements executed by the Eligible Lender Trustee in the offices indicated in Schedule __ hereto, provided, that, this opinion does not in any way derogate the conclusion expressed in paragraph ___ hereto [true sale paragraph]. The filing of such financing statements has perfected a first priority security interest in such Student Loans, including all moneys paid thereunder, except for Liens the priority of which is determined under the provisions of applicable law without regard to the filing of record of a financing statement in the offices listed on Schedule __ hereto or Liens the priority of which does require such a filing, but, upon such filing, may relate back to a date prior to the date on which the security interest was perfected. No filings or other actions, other than the filing of appropriate UCC continuation statements, are necessary to maintain the perfection and priority of such security interest. We call your attention to the fact that unless appropriate financing statements are timely filed in the appropriate offices, perfection of the security interest in the Financed Student Loans, including all moneys paid thereunder, will be terminated if the Trust hereafter changes its name, identity or corporate structure so that the financing statements filed in the offices indicated on Schedule __ hereto become seriously misleading.

                    (2) A security interest in the Financed Student Loans may, pursuant to the provisions of 20 U.S.C. ss. 1087-2(d)(3), be perfected in the manner provided by the UCC for perfection of a security interest in accounts.

                    (3) The Seller is not, and will not as a result of the offer and sale of the Notes and Certificates as contemplated in the Prospectus and the Note Underwriting Agreement and the Certificate Underwriting Agreement become, an "investment company" as defined in the Investment Company Act or a company "controlled by" an "investment company" within the meaning of the Investment Company Act.

                    (4) All actions required to be taken and all filings required to be made by the Seller or the Trust under the Act and the Exchange Act prior to the sale of the Notes and the Certificates have been duly taken or made.

                    (5) The Trust Agreement need not be qualified under the Trust Indenture Act of 1939, and the Trust is not required to register under the Investment Company Act.

                    (6) The Indenture has been duly qualified under the Trust Indenture Act.

                    (7) The Trust has been duly formed, is validly existing and is in good standing under the laws of the State of Delaware, with full power and authority to own its assets and conduct its business as described in the Prospectus.

                    (8) The Trust has duly authorized the Indenture, the Loan Sale Agreement, the Master Servicing Agreement and the Administration Agreement, and, when duly executed and delivered by the other parties thereto, they will be valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject, as to the enforceability thereof, to bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and by the application of general principles of equity.

                    (9) The Registration Statement has become effective under the Act; any required filing of the Prospectus (and any Supplement thereto) pursuant to Rule 424(b) promulgated under the Act has been made in the manner and within the time period required under such rule; no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceedings for that purpose are pending or threatened by the Commission.

                   (10) The Basic Documents, and the transactions contemplated by the Basic Documents, conform in all material respects to the applicable requirements of the Higher Education Act, and, upon the due authorization, execution and delivery of the Basic Documents and the consummation of such transactions, the Financed Student Loans, legal title to which will be held by the Eligible Lender Trustee on behalf of the Trust, will qualify, subject to compliance with all applicable origination and servicing requirements with respect thereto, to receive all applicable federal assistance payments, including federal reinsurance and federal interest subsidies and special allowance payments, with respect thereto.

                   (11) We have examined the Registration Statement and the Prospectus (and any Supplement thereto), and nothing has come to our attention that would lead us to believe that, solely with respect to the Higher Education Act and the student loan business, the Registration Statement or the Prospectus or any amendment or supplement thereto as of the respective dates thereof or on the Closing Date contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading.

                   (12) The Eligible Lender Trustee is an "eligible lender" as such term is defined in Section 435(d) of the

         Higher Education Act for purposes of holding legal title to the Financed Student Loans.

                   (13) The statements contained in the Prospectus under the headings "Risk Factors -- Certain Legal Aspects" and "Certain Legal Aspects of the Student Loans", to the extent that they describe legal matters, present fair summaries of such legal matters.

                   (14) The statements contained in the Prospectus under the captions "Description of the Securities", "Description of the Transfer and Servicing Agreements", "Description of the Notes" and "Description of the Certificates", insofar as such statements purport to summarize the provisions of the Certificates, the Notes, the Indenture, the Administration Agreement, the Loan Sale Agreement, the Master Servicing Agreement and the Trust Agreement, present fair summaries of such provisions.

         We have participated in the preparation of the Registration Statement and the Prospectus (and any supplement thereto). From time to time we have had discussions with the officers and employees of the Seller and your employees and counsel concerning the information contained in the Registration Statement and the Prospectus (and any supplement thereto). Based thereupon we are of the opinion that (a) the Registration Statement (except for the financial statements, financial schedules and other numerical, financial and statistical information contained therein and the Form T-1 included therein, as to all of which we express no view) at the time the Registration Statement became effective under the Act complied as to form in all material respects with the Act and the Trust Indenture and the rules and regulations thereunder and (b) the Prospectus (and any supplement thereto) (except for the financial statements, financial schedules and other numerical, financial and statistical information contained therein, as to all of which we express no view) as of its date complied as to form with the Act and the rules and regulations thereunder. Based upon the participation and discussions described above, no facts have come to our attention to cause us to believe that (a) the Registration Statement (except for the financial statements, financial schedules and other numerical, financial and statistical information contained therein, as to which we express no view) at the time the Registration Statement became effective under the Act contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus (and any Supplement thereto) (except for the financial statements, financial schedules and other numerical, financial and statistical information contained therein, as to all of which we express no view) as of its date or the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         [McGuire, Woods, Battle & Boothe, L.L.P. will rely on the opinion of Brown & Wood LLP with respect to certain matters of New York law and on Richards, Layton & Finger with respect to certain matters of Delaware law.]

                                                     Very truly yours,